Exhibit 99.2

Fourth Quarter 2009 Results Conference Call
James E. Perry, Vice President, Finance and Treasurer
February 18, 2010

Thank you, Tasha.
Good morning from Dallas, Texas and welcome to the Trinity Industries Fourth Quarter 2009 Results Conference Call. I’m James Perry, Vice President, Finance and Treasurer for Trinity. Thank you for joining us today.

In addition to me, you will hear today from:

• Tim Wallace, Chairman, Chief Executive Officer and President
• Steve Menzies, Senior Vice President and Group President of the Rail Group; and
• Bill McWhirter, Senior Vice President and Chief Financial Officer

Following their comments, we’ll move to the Q&A session.

Mary Henderson, our Corporate Controller is also in the room with us.

A replay of this conference call will be available starting one hour after the conference call ends today through midnight on Thursday, February 25th. The replay number is (402) 220-0120. Replay of this broadcast will also be available on our website located at www.t-r-i-n.net.

On December 31st, 2009, we had total borrowings of 1.85 billion dollars. Borrowings at the corporate level were 450 million dollars of convertible subordinated notes, 201.5 million dollars of senior notes and 2.7 million dollars of other indebtedness. We had no borrowings under our 425 million dollar revolver.

The Leasing Company’s debt included 1.17 billion dollars of debt under long-term financings and 141.4 million dollars outstanding under our 475 million dollar railcar leasing warehouse facility, for total leasing company debt of 1.31 billion dollars at December 31, 2009. This compares to a book value for total leasing equipment of 2.85 billion dollars, resulting in total leasing debt to total equipment on lease of 46 percent.

At December 31st, we had 333.6 million dollars available under our railcar leasing warehouse facility and 335.4 million dollars available under our revolving credit facility, after accounting for 89.6 million dollars in letters of credit. Combined with our unrestricted cash and short term marketable securities balance of 681.8 million dollars, our total liquidity was in excess of 1.35 billion dollars at December 31, 2009.

During the next twelve months, through December 31st of 2010, our scheduled debt repayment commitments total 62.6 million dollars. Our next debt maturity or renewal occurs in early 2011 when we will revisit our leasing warehouse facility. Details of future commitments and our debt can be found in our 10-K.

In today’s call, you will hear us refer to the non-GAAP term EBITDA, a reconciliation of which was provided in our news release yesterday. For the fourth quarter, EBITDA was 100.3 million dollars and for 2009, EBITDA totaled 462.1 million dollars. We remain well positioned with a strong balance sheet and solid cash flows. We have been very focused on these items to ensure we are positioned to capitalize on business opportunities as they arise.

On January 1, 2010, the Company adopted the provisions of a new accounting pronouncement requiring the inclusion of the consolidated financial statements of TRIP Holdings and its subsidiaries in Trinity’s consolidated financial statements. As a reminder, TRIP is a railcar leasing company formed in 2007 that purchased 1.285 billion dollars of railcars from Trinity over a two year period. Trinity is currently a 28% equity owner of TRIP and serves as manager of the railcar portfolio. You will see this inclusion beginning with the March 31, 2010 Form 10-Q.

At December 31, 2009, TRIP had 1.056 billion dollars in debt and has approximately 14,740 railcars with a book value of 1.227 billion dollars. This debt is a short-term facility with interest expense of approximately 48 million dollars in 2010. The debt will begin amortizing in June of 2011 unless refinanced before then. Refinancing TRIP is just one option available to the equity members and we will be working with them over the next year to determine the best solution for TRIP’s continued success.

In Note 6 of our 10-K that we will file after this conference call, we provide the estimated condensed pro forma effects on Trinity’s Consolidated Balance Sheet as of December 31, 2009. Neither the activities of TRIP nor our role in TRIP created this change of presentation – it was simply due to new accounting pronouncements. TRIP’s debt remains non-recourse to Trinity and has no impact on our debt covenants. Bill will provide more detail on the impact of the TRIP consolidation in his remarks.

We did not purchase any Trinity shares during the fourth quarter under our share repurchase program.

Now, here’s Tim Wallace.

Tim
Steve
Bill

Thanks, Bill. Now our operator will prepare us for the Q & A session.
Q & A Session

Thank you. This concludes today’s conference call.

Remember, a replay of this call will be available starting one hour after this call ends today through midnight, Thursday, February 25th. The access number is (402) 220-0120. Also, this replay will be available on our website located at www.t-r-i-n.net.

We look forward to visiting with you again on our next conference call. Thank you for joining us this morning.